Gulf Resources, Inc. Receives NASDAQ Notice to Late Filing of Its Quarterly Report

SHOUGUANG, China, May 29, 2026 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq: GURE) (“Gulf Resources,” “we,” or the “Company”), a leading manufacturer of bromine and crude salt in China, today announced that it received a delinquency notification letter (the “Notice”) from the Listing Qualification Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) on May 26, 2026 due to the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of the Company’s failure to timely file its quarterly report on Form 10-Q for the period ended March 31, 2026 (the “Form 10-Q”). The Listing Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission.

This Notice has no immediate effect on the listing of the Company’s securities on Nasdaq.

As previously disclosed in the press release distributed by the Company on April 27, 2026, the Company received a delinquency notification letter on April 23, 2026 due to the Company’s non-compliance with Listing Rule as a result of the Company’s failure to timely file its Annual Report on Form 10-K (the “Form 10-K”) for the period ended December 31, 2025 (the “Initial Delinquent Filing”). As of the date of this press release, the Company remains delinquent in filing its Annual Report on Form 10-K. The Company must submit a plan to regain compliance with respect to these delinquent reports no later than June 22, 2026. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 calendar days from the due date of the Initial Delinquent Filing, or until October 12, 2026 to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company is working diligently to complete its Form 10-K and Form 10-Q.

This announcement is made in compliance with the Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a notification of deficiency.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited (“SCHC”), Daying County Haoyuan Chemical Company Limited (“DCHC”) and Shouguang Hengde Salt Industry Co. Ltd. (“SHSI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SHSI, the Company sells crude salt. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding plans with respect to the timing and impact of the Reverse Stock Split; our strategic plans and value; our expectations regarding potential commercial opportunities; and our strategies, positioning and expectations for future events or performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONTACT: Gulf Resources, Inc.

Web: http://www.gulfresourcesinc.com

Director of Investor Relations

Helen Xu

beishengrong@vip.163.com